UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2017

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, Joesley Mendonça Batista notified Pilgrim’s Pride Corporation (the “Company”) that he has resigned as a director of the Company effective immediately. On May 25, 2017, the JBS Nominating Committee approved the appointment of Tarek Farahat to replace Mr. Batista and to serve as a JBS Director of the Company until the next annual meeting of stockholders or until his successor has been duly elected or appointed, or until his earlier death, resignation or removal. Mr. Farahat is currently Global JBS’ Marketing President and Global President of the Marketing & Innovation Management Team for JBS worldwide. Mr. Farahat previously worked at Proctor & Gamble for over 26 years and served in various local, regional and global functions.

As of the date hereof, the Board of Directors of the Company (the “Board”) has not determined any committee appointments for Mr. Farahat. There are no arrangements or understandings between Mr. Farahat and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Farahat and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Farahat and the Company. Mr. Farahat will not receive any compensation solely for service as a director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: May 26, 2017	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer